Exhibit 23.2

CONSENT OF SF PARTNERSHIP LLP

The undersigned, SF Partnership LLP, hereby consents to the use of incorporation by reference in the Registration Statement of Silver Reserve Corp. (the “Company”) on the Form S-8 and the use of our opinion dated September 14, 2006 on the financial statements of the Company for the fiscal years ended June 30, 2006 and 2005 and for the cumulative period ended June 30, 2006.

“SF Partnership”
SF Partnership, LLP
Chartered Accountants

Toronto, Ontario
June 15, 2007

291801.1